Exhibit 99.2

Compensation Committee Charter

Committee Purpose

The Executive Development and Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Coach Industries Group, Inc. (the “Company”) to discharge the Board’s responsibilities relating to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.

Committee Membership

The Committee shall be appointed by and serve at the discretion of the Board. The Committee shall consist of no fewer than two directors, each of whom shall meet the independence and experience requirements as required by the rules of the various exchanges and the rules and regulations of the Securities and Exchange Commission, as such requirements may be amended from time to time. The Board shall appoint a chairperson of the Committee.

Operations

The Committee shall meet at least once a year and at such other times as it deems necessary to carry out it responsibilities. The Chair of the Committee and/or the Board may call such meetings. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. The Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Responsibilities

The principal responsibilities and functions of the Committee are as follows:

•	The Committee shall annually review and approve for the CEO and the executive officers of the Company (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amounts, (c) equity compensation, (d) employment agreements, severance arrangements and change in control agreements/provisions, and (e) any other benefits, compensation or arrangements.

•	Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and (c) to align the interest of key leadership with the long-term interests of the Company’s shareholders.

•	Review trends in management compensation, oversee the development of new compensation plans and, when necessary, approve the revision of existing plans.

•	Review and approve CEO goals and objectives, evaluate CEO performance in light of these corporate objectives, and set CEO compensation levels consistent with the Company’s philosophy.

•	Review and approve compensation packages for new corporate officers and termination packages for corporate officers as requested by management.

•	Review and approve the awards made under any executive officer bonus plan, and provide an appropriate report to the Board.

•	Review and discuss with the Board and senior officers plans for officer development and corporate succession plans for senior officers.

•	Review and make recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans.

•	Review periodic reports from management on matters relating to the Company’s personnel appointments and practices.

•	Produce an annual Report of the Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable Securities and Exchange Commission rules and regulations and relevant listing authority.

•	Annually evaluate the Committee’s performance and this Charter.

•	Fulfill such other duties and responsibilities as may be assigned to it by the Board.

Board of Directors Approval

This Charter was approved and adopted bye the Board of Directors on May 1, 2006